Exhibit 10.5
AMENDMENT NO. 1
NEXTIER OILFIELD SOLUTIONS INC.
EQUITY AND INCENTIVE AWARD PLAN

WHEREAS, NexTier Oilfield Solutions Inc., a Delaware corporation (the “Company”) previously adopted the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan (as amended to date, the “Plan”), to provide equity compensation awards to its key employees; and

WHEREAS, the Company desires to increase the total number of authorized shares by 7 million shares of the Company’s common stock;

NOW THEREFORE, the Company hereby amends Section 2.1(a) of the Plan as follows:

1.Amendment to Section 2.1(a):

“Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be equal to 18,934,601 shares (the “Authorized Shares”).”

2.The remainder of Section 2.1 of the Plan shall remain unchanged.

3.This Amendment only amends and modifies the Plan to the extent specifically provided herein. All terms, conditions, provisions and references of the Plan that are not specifically modified remain in full force and effect.